UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2003

APPLIED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

0-6920

(Commission File Number)

Delaware	94-1655526

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue

Santa Clara, CA 95054-3299

(Address of principal executive offices, with zip code)

(408) 727-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release issued by Applied Materials, Inc. dated March 17, 2003.

Item 9.    Regulation FD Disclosure.

On March 17, 2003, Applied Materials, Inc. (the Company) issued a press release, the text of which is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 2003

APPLIED MATERIALS, INC.

By:	/S/ JOSEPH J. SWEENEY

Joseph J. Sweeney Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary